EX-99-B.10








                         Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account C and our report dated February 3, 1999, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Registration Statement on Form N-4 (File No. 33-75988) and to the references to our firm under the headings "Independent Auditors" in the Statement of Additional Information.

                                                       /s/ KPMG LLP

Hartford, Connecticut
February 9, 2000